We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-67917) pertaining to the 401(k) Plan, (Form S-8 No. 33-67909) pertaining to the Equity Incentive Plan, and (Form S-3 No. 333-101111) and the related Prospectus of Cobalt Corporation of our report dated February 11, 2003, with respect to the consolidated financial statements and schedules of Cobalt Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                            /s/ Ernst & Young LLP

Milwaukee, Wisconsin
March 20, 2003